                                SUBSCRIPTION AGREEMENT
                            (GFL Performance Fund Limited)

    THIS SUBSCRIPTION AGREEMENT, dated as of the date of acceptance set forth below, by and between MONTEREY PASTA COMPANY, a California corporation, with headquarters located at 353 Sacramento Street, Suite 500, San Francisco, California 94111 (the "Company"), and the undersigned (the "Buyer").

                                 W I T N E S S E T H:

    WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon exemptions from securities registration under the Securities Act of 1933, as amended (the "1933 Act"); and

    WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, shares of nonvoting, convertible preferred stock of the Company which will be convertible into shares of Common Stock, no par value, including the related rights pursuant to the Rights Agreement, dated as of May 15, 1996, between the Company and Corporate Stock Transfer, as Rights Agent, as amended from time to time in accordance with its terms ( the "Rights Agreement") (such shares and rights collectively the "Common Stock"), of the Company, subject to acceptance of this Agreement by the Company;

    NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

    1.   AGREEMENT TO SUBSCRIBE; PURCHASE PRICE.

    (a) SUBSCRIPTION. The undersigned hereby agrees to purchase from the Company the number of shares (the "Preferred Shares") of Series A Convertible Preferred Stock, no par value (the "Preferred Stock"), of the Company set forth on the signature page of this Agreement, having the terms and conditions as set forth in the form of Certificate of Determination of Preferences of Series A Convertible Preferred Stock attached hereto as ANNEX I (the "Certificate of Determinations") at the price per share and for the aggregate purchase price set forth on the signature page of this Agreement. The purchase price for the Preferred Shares shall be payable in United States Dollars in immediately available funds. The shares of Common Stock issuable upon conversion of the Preferred Shares are referred to herein as the "Common Shares." The Common Shares and the Preferred Shares are referred to herein collectively as the "Shares."

    (b) FORM OF PAYMENT. The Buyer shall pay the purchase price for the Preferred Shares by delivering good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as ANNEX II (the "Joint Escrow Instructions"). Such delivery of funds shall be made against delivery by the Company of the certificates for the Preferred Shares registered in the name of the Buyer. Promptly following payment by the Buyer to the Escrow Agent of the purchase price of the Preferred Shares, but in no event later than the Closing Date, the Company shall deliver certificates for the Preferred Shares, registered in the name of the Buyer, to the Escrow Agent. By signing this Agreement, the Buyer and the Company each agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

    (c) METHOD OF PAYMENT. Payment of the purchase price for the Preferred Shares shall be made by wire transfer of funds to:

    Citibank, N.A.
    153 East 53rd Street
    New York, New York 10043

    ABA#021000089
    For Further Credit to A/C#37179446
    for credit to the account of Brian W. Pusch Attorney Escrow Account
    Reference: GFL/Pasta

    Not later than 4:00 p.m., New York City time, on the date which is one New York Stock Exchange trading day after the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Buyer, the Buyer shall deposit with the Escrow Agent the aggregate purchase price for the Preferred Shares.

    2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

    The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

    (a) The Buyer is purchasing the Preferred Shares for its own account for investment only and not with a view towards the public sale or distribution thereof;

    (b) The Buyer is an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3);

    (c) All subsequent offers and sales of the Shares by the Buyer shall be made pursuant to registration of the Shares being offered and sold under the 1933 Act or pursuant to an exemption from registration;

     (d) The Buyer understands that the Preferred Shares are being offered and sold, and the Common Shares are being offered, to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Preferred Shares and to receive an offer of the Common Shares;

    (e) The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Shares and the offer of the Common Shares which have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended by Form 10-K/A (2) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996, (3) press release dated July 24, 1996 concerning the Company's financial results for the fiscal quarter ended June 30, 1996, (4) Current Reports on Form 8-K, dated April 19, 1996 and May 15, 1996, (5) the Company's definitive Proxy Statement for its 1996 Annual Meeting of Shareholders and (6) the Company's definitive Proxy Statement for its special meeting of shareholders to be held on August 1, 1996, in each case as filed with the Securities and Exchange Commission (the "SEC"). The Buyer understands that its investment in the Shares involves a high degree of risk;

    (f) The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares; and

    (g) This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

    3.   COMPANY REPRESENTATIONS, WARRANTIES, ETC.

    The Company represents and warrants to, and covenants and agrees with, the Buyer that:

    (a) CONCERNING THE SHARES. The Shares have been duly authorized and the Preferred Shares, when issued and paid for in accordance with this Agreement, and the Common Shares, when issued upon conversion of the Preferred Shares, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive rights of any stockholder of the Company, as such, to acquire any of the Shares. The Common Stock is listed for trading on the Nasdaq National Market ("Nasdaq") and (1) the Company and the Common Stock meet the criteria for continued listing and trading on Nasdaq; (2) the Company has not been notified since January 1, 1994 by the National Association of Securities Dealers, Inc. ("NASD") of any failure or potential failure to meet the criteria for continued listing and trading on Nasdaq and (3) no suspension of trading in the Common Stock is in effect.

    (b) SUBSCRIPTION AGREEMENT; REGISTRATION RIGHTS AGREEMENT. This Agreement and the Registration Rights Agreement, the form of which is attached hereto as ANNEX III (the "Registration Rights Agreement"), have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered on behalf of the Company and this Agreement is and the Registration Rights Agreement, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally; for purposes of the Rights Agreement, this Agreement and the transactions contemplated hereby are an action or transaction or a series of related actions or transactions approved by the Board of Directors, as a result of which the Buyer shall not, by reason of this Agreement and the transactions contemplated hereby, become an Acquiring Person (as defined in the Rights Agreement); and the Rights Agreement, in the form filed with the SEC as an exhibit to the Company's Current Report on Form 8-K, dated May 15, 1996, is the Rights Agreement as in effect on the date hereof.

    (c) NON-CONTRAVENTION. The execution and delivery of this Agreement by the Company and the consummation by the Company of the issuance of the Preferred Shares and the other transactions contemplated by this Agreement, the Registration Rights Agreement and the terms of the Preferred Stock do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the certificate of incorporation or by-laws of the Company, or any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, or any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties or assets.

    (d) APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Shares as contemplated by this Agreement and the Preferred Stock.

    (e) INFORMATION PROVIDED. The information provided by or on behalf of the Company to the Buyer and referred to in Section 2(e) of this Agreement does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are made, not misleading.

    (f) ABSENCE OF CERTAIN CHANGES. Since December 31, 1995, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company, except as disclosed in the documents referred to in Section 2(e) hereof.

    (g) ABSENCE OF LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or other), results of operations or prospects of the Company and its subsidiaries taken as a whole or the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents.

    4.   CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

    (a) TRANSFER RESTRICTIONS. The Buyer acknowledges that (1) the Preferred Shares have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Common Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Shares made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any such resale of Shares under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Shares (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder (other than pursuant to Section 4(d) hereof and pursuant to the Registration Rights Agreement).

    (b) RESTRICTIVE LEGEND. The Buyer acknowledges and agrees that the certificates for the Preferred Shares and, until such time as the Common Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the certificates for the Common Shares, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

    The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel that registration is not required under said Act.

    (c) REGISTRATION RIGHTS AGREEMENT. The parties hereto agree to enter into the Registration Rights Agreement on or before the Closing Date.

    (d) FORM D. The Company agrees to file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing. The Buyer agrees to cooperate with the Company in connection with such filing and, upon request of the Company, to provide all information relating to the Buyer required for such filing.

    (e) AUTHORIZATION FOR TRADING; REPORTING STATUS. As soon as possible, but in no event later than five business days after the Closing Date, the Company shall file a listing application for the Common Shares with Nasdaq and shall provide evidence of such filing to the Buyer. So long as the Buyer beneficially owns any of the Preferred Shares or the Common Shares, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

    (f) USE OF PROCEEDS. The Company will use the proceeds from the sale of the Preferred Shares for the Company's internal working capital purposes and not for the purpose of any investment in or loan to any other corporation, partnership, enterprise or other person; PROVIDED, HOWEVER, that the proceeds may be used for loans to companies which are wholly-owned subsidiaries at all times when such loans are outstanding.

    (g) BLUE SKY LAWS. On or before the Closing Date, the Company shall take such action as shall be necessary to qualify, or to obtain an exemption for, the Preferred Shares for sale to the Buyer pursuant to this Agreement and the Common Shares for issuance to the Buyer on conversion of the Preferred Shares under such of the securities or "blue sky" laws of jurisdictions in the United States as shall be applicable to the sale of the Preferred Shares to the Buyer pursuant to this Agreement and the issuance of the Common Shares to the Buyer on conversion of the Preferred Shares. The Company shall furnish copies of all filings, applications, orders and grants or confirmations of exemptions relating to such securities or "blue sky" laws on or prior to the Closing Date.

    (h) CERTAIN EXPENSES. If the closing occurs, the Company shall pay or reimburse the Buyer for all reasonable legal fees and expenses of counsel to the Buyer for the preparation and negotiation of, and closing under, this Agreement (but not to exceed $10,000). The obligations of the Company under the provisions of this Section 4(g) shall be in addition to the obligation of the Company for expenses under the Registration Rights Agreement.

    (i) ISSUANCE OF SHARES OF OTHER SERIES OF PREFERRED STOCK. Unless the Company obtains Shareholder Approval (as defined in the Certificate of Determinations) or a waiver thereof from the NASD, the Company will not issue any other series of preferred stock (the "Additional Shares") convertible into Common Stock of the Company which would violate the 20% rule as set forth in
Section 4460(i)(1)(D) of the rules of the NASD (or any successor or replacement provision thereof); PROVIDED, HOWEVER, that the Company shall be permitted to issue up to 2,000 Additional Shares, the purchase price for such Additional Shares and all other terms and conditions with respect to such Additional Shares shall be substantially similar to the terms and conditions of the Preferred Shares; PROVIDED FURTHER, HOWEVER, the Company will not issue any Additional Shares to any person at a price per share less than $1,000.00 per share and will not pay brokerage commissions or placement agent fees in connection therewith in excess of the customary amount thereof.

    (j) MERGER. In connection with the merger (the "Merger") of the Company with and into Monterey Pasta Company, a Delaware corporation (the "Surviving Corporation"), contemplated by the Agreement and Plan of Merger (draft dated June 28, 1996) (the "Merger Agreement") to be voted upon by the Company's shareholders on August 1, 1996, the Company shall provide to the Buyer a copy of the Merger Agreement, shall inform the Buyer in writing of any and all amendments or changes to the Merger Agreement and shall inform the Buyer in writing of the consummation of the Merger pursuant thereto within one business day thereafter. The Company shall not enter into the Merger Agreement or permit the consummation of the Merger contemplated thereby unless the Merger Agreement makes adequate provision so that, upon consummation of the Merger each outstanding share of Preferred Stock outstanding immediately prior thereto shall, by virtue of the Merger, and without any action on the part of the holders of such shares or any other person, be converted into and exchanged for one fully-paid and nonassessable share of preferred stock of the Surviving Corporation having substantially the same rights, priority and preferences as the Preferred Stock. In furtherance thereof, at or before consummation of the Merger pursuant to the Merger Agreement, the Company shall cause the Surviving Corporation to file with the Secretary of State of the State of Delaware a certificate of designations, rights and preferences for Series A Preferred Stock or other appropriate instrument (the "Certificate of Designations"), which shall establish a series of the Surviving Corporation which has such rights, priorities and preferences. Prior to filing with the Secretary of State, the Company shall furnish to the Buyer a copy of the Certificate of Designations for the Buyer's review and approval.

    5.   TRANSFER AGENT INSTRUCTIONS; CONVERSION PROCEDURE.

    (a) TRANSFER AGENT INSTRUCTIONS. Promptly following the delivery by the Buyer of the aggregate purchase price for the Preferred Shares in accordance with Section 1(c) hereof, and prior to the Closing Date the Company will irrevocably instruct its transfer agent to issue certificates for the Common Shares from time to time upon conversion of the Preferred Shares in such amounts as specified from time to time to the transfer agent in the Conversion Certificates surrendered in connection with such conversions and referred to in
Section 5(b) of this Agreement, such certificates to bear the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Common Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of Preferred Shares. The Company warrants that no instruction other than such instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 4(a) hereof prior to registration of the Common Shares under the 1933 Act will be given by the Company to the transfer agent and that the Common Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. Nothing in this Section 5(a) shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Shares and to comply with the terms and conditions of the Certificate of Determinations. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory in form, scope and substance to the Company that registration of a resale by the Buyer of any of the Shares in accordance with clause (1) (B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall permit the transfer of such Shares and, in the case of the Common Shares, promptly, but in no event later than three business days after receipt of such opinion, instruct the Company's transfer agent to issue upon transfer one or more share certificates in such name and in such denominations as specified by the Buyer. The provisions of Section 3(n) of the Registration Rights Agreement shall supersede this Section 5(a) once said Section 3(n) becomes applicable.

    (b) CONVERSION PROCEDURE. In connection with the exercise of conversion rights relating to the Preferred Shares, if the Common Shares issuable upon conversion of the Preferred Shares have not been registered under the 1933 Act prior to such conversion, the Buyer or any subsequent holder of the Preferred Shares shall, in addition to any other requirement imposed by the terms of the Preferred Shares as set forth in the Certificate of Designation, complete, sign and furnish to the Company a conversion certificate in the form attached hereto as ANNEX IV.

    6.   STOCK DELIVERY INSTRUCTIONS.

    The certificates for the Preferred Shares shall be delivered by the Company to the Escrow Agent pursuant to Section l(b) hereof on a delivery against payment basis at the closing.

    7.   CLOSING DATE.

    The date and time of the issuance and sale of the Preferred Shares (the "Closing Date") shall be 12:00 noon, New York City time, on the date which is one New York Stock Exchange trading day after the date on which the Buyer has deposited the purchase price for the Preferred Shares with the Escrow Agent in accordance with Section l(c) hereof, or such other mutually agreed to time. The closing shall occur on the Closing Date at the offices of the Escrow Agent.

    8. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL AND ISSUE.

    The Buyer understands that the Company's obligation to sell the Preferred Shares to the Buyer pursuant to this Agreement is conditioned upon:

    (a) The receipt and acceptance by the Company of this Agreement as evidenced by execution of this Agreement by the Company and delivery of an executed counterpart of this Agreement to the Buyer or its legal counsel;

    (b) Delivery by the Buyer to the Escrow Agent of good funds as payment in full of an amount equal to the purchase price for the Preferred Shares in accordance with Section 1(c) hereof; and

    (c) The accuracy on the Closing Date of the representations and warranties of the Buyer contained in this Agreement as if made on the Closing Date and the performance by the Buyer on or before the Closing Date of all covenants and agreements of the Buyer required to be performed on or before the Closing Date.

    9.   CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

    The Company understands that the Buyer's obligation to purchase the Preferred Shares on the Closing Date is conditioned upon:

    (a) Delivery by the Company to the Escrow Agent of the certificate for the Preferred Shares in accordance with this Agreement;

    (b) The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date and the performance by the Company on or before the Closing Date of all covenants and agreements of the Company required to be performed on or before such Closing Date; and

    (c) Receipt by the Buyer on the Closing Date of an opinion of counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, to the effect set forth in ANNEX V attached hereto.

    10.  GOVERNING LAW; MISCELLANEOUS.

    (a) This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.

    (b) This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, all of which together shall constitute one and the same instrument. A facsimile transmission of this signed Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

    (c) The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

    (d) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

    (e) This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement.

    (f) Any notices required or permitted to be given under the terms of this Agreement shall be sent by mail or delivered personally (which shall include telephone line facsimile transmission) or by courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally or by courier, in each case addressed to a party at such party's address shown in the introductory paragraph or on the signature page of this Agreement (facsimile number 415-397-7781, in the case of the Company, and 703-476-7711, in the case of the Buyer) or such other address as a party shall have provided by notice to the other party in accordance with this provision. The Buyer hereby designates as its address for any notice required or permitted to be given to the Buyer pursuant to the Certificate of Determinations the following: GFL Performance Fund Limited, c/o Genesee Advisers, 12007 Sunrise Valley Drive, Suite 460, Reston, Virginia 22091 (facsimile number 703-476-7711), until the Buyer shall designate another address for such purpose.

    (g) The Buyer shall have the right to assign its rights and obligations under this Agreement with respect to the purchase of all or any portion of the Preferred Shares to another investment fund, provided such assignee, by written instrument duly executed by such assignee, assumes all obligations of the Buyer hereunder with respect to the purchase of the portion of the Preferred Shares so assigned and makes the same representations and warranties with respect thereto as the Buyer makes in this Agreement, whereupon the Buyer shall be relieved of any further obligations, responsibilities and liabilities with respect to the purchase of all or the portion of the Preferred Shares the obligation for the purchase of which has been so assigned. In the case of any such assignment, the Company shall agree in writing with such assignee to make available to such assignee the benefits of the Registration Rights Agreement with respect to the Common Shares issuable on conversion of the Preferred Shares with respect to which the purchase under this Agreement has been so assigned.

    IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer or one of its officers thereunto duly authorized as of the date set forth below.



NUMBER OF SHARES: 3,000

PRICE PER SHARE: $1,000.00

AGGREGATE PURCHASE PRICE:  $3,000,000.00

NAME OF BUYER: GFL PERFORMANCE FUND LIMITED


SIGNATURE  /s/ A.P. de Groot
           -----------------
           A.P. de Groot
Title:      President
       ---------------------
Date:         7/31/96
      ----------------------
Address: c/o CITCO
         Kaya Flamboyan 9
         Curacao, Netherlands Antilles


         This Agreement has been accepted as of the date set forth below.

MONTEREY PASTA COMPANY


By: /s/ Norman E. Dean
    --------------------------
Title:  President & Chief Executive Officer
       ------------------------------------
Date:  7/31/96
      --------

                                                                Annex I
                                                                   to
                                                              Subscription
                                                                Agreement

                     CERTIFICATE OF DETERMINATION OF PREFERENCES
                                          OF
                         SERIES A CONVERTIBLE PREFERRED STOCK
                                          OF
                               MONTEREY PASTA COMPANY,
                               A CALIFORNIA CORPORATION


          (Pursuant to Section 401 of the California Corporation Code)

                                 ---------------

    The undersigned, Norman E. Dean and Carolyn Mar, hereby certify that:

    1. They are the duly elected and acting President and Chief Executive Officer and Secretary of Monterey Pasta Company, a California corporation (the "Corporation".)


    2. Under authority given by the Corporation's Articles of Incorporation, the Board of Directors has duly adopted the following recitals and resolutions:

    WHEREAS, Article Three of the articles of incorporation, as amended and restated (as amended and restated, the "Articles of Incorporation"), of the Corporation authorizes a class of shares known as Preferred Stock ("Preferred"), consisting of Five Million (5,000,000) shares, divided into such number of series as the Board may determine;

    WHEREAS, Article Three of the Articles of Incorporation authorizes the Board to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series and to fix the number of shares of any such series of Preferred and the designation of any such series of Preferred;

    WHEREAS, in connection with the proposed financing it is now the desire of the Board, pursuant to the authority vested in it by the Articles of Incorporation, to determine the rights, preferences, restrictions, and other matters relating to a series of Preferred;

    RESOLVED, that this Board hereby provides for the issuance of a series of Preferred of the Corporation and hereby fixes and determines the rights, preferences, restrictions, and other matters related to such series, as set forth in the Certificate of Determination attached hereto as EXHIBIT A.


                                          1.

                         SERIES A CONVERTIBLE PREFERRED STOCK

    SECTION 1. DESIGNATION AND AMOUNT. The shares of such Series shall be designated as "Series A Convertible Preferred Stock" (the "Series A Convertible Preferred Stock"), and the number of shares constituting the Series A Convertible Preferred Stock shall be 3,000, and shall not be subject to increase.

    SECTION 2. STATED CAPITAL. The amount to be represented in stated capital at all times for each share of Series A Convertible Preferred Stock shall be the sum of (i) $1,000, (ii) to the extent legally available, the accrued but unpaid dividends on such share of Series A Convertible Preferred Stock, and (iii) to be determined on at least a quarterly basis, an amount equal to the accrued and unpaid interest on dividends in arrears through the date of determination (as provided in Section 4).

    SECTION 3.     RANK.  All Series A Convertible Preferred Stock shall rank
(i) senior to the Common Stock, no par value including the related rights issued pursuant to the Rights Agreement dated as of May 15, 1996, between the Company and Corporate Stock Transfer, as Rights Agent, as amended from time to time in accordance with its terms (the "Rights Agreement") (such shares and right, collectively, the "Common Stock"), of the Corporation, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and (ii) on a parity with any additional series of preferred stock of any class which the Board of Directors or the stockholders, may from time to time authorize, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

    SECTION 4. DIVIDENDS AND DISTRIBUTIONS. (a) The holders of shares of Series A Convertible Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors of the Corporation (the "Board of Directors" or the "Board") out of funds legally available for such purpose, dividends at the rate of $40.00 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest (except as otherwise provided herein as to dividends in arrears) from the date of original issuance and shall be payable in cash quarterly on January 1, April 1, July 1, and October 1 of each year commencing October 1, 1996 (except that if any such date is a Saturday, Sunday, or legal holiday, then such dividend shall be payable on the next succeeding day that is not a Saturday, Sunday, or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 20 nor less than 10 days preceding the payment dates for such dividends, as shall be fixed by the Board. Dividends on the Series A Convertible Preferred Stock shall be paid in cash or, subject to the limitations in Section 4(b) hereof, shares of Common Stock of the Corporation or any combination of cash and shares of Common Stock, at the option of the Corporation as hereinafter provided. The amount of the dividends payable per share of Series A Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full


                                          2.

quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends not paid on a payment date, whether or not such dividends have been declared, will bear interest at the rate of 12% per annum or at such rate as is legally permitted under applicable law, until paid. No dividends or other distributions, other than dividends payable solely in shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends to the Series A Convertible Preferred Stock (collectively, the "Junior Dividend Stock"), shall be paid or set apart for payment on any shares of Junior Dividend Stock, and no purchase, redemption, or other acquisition shall be made by the Corporation of any shares of Junior Dividend Stock unless and until all accrued and unpaid dividends on the Series A Convertible Preferred Stock and interest on dividends in arrears at the rate specified herein shall have been paid or declared and set apart for payment.

    If at any time any dividend on any capital stock of the Corporation ranking senior as to dividends to the Series A Convertible Preferred Stock (the "Senior Dividend Stock") shall be in default, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series A Convertible Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any class or series or the Corporation's capital stock ranking, as to dividends, on a parity with the Series A Convertible Preferred Stock (the "Parity Dividend Stock") for any period unless all accrued but unpaid dividends (and interest on dividends in arrears at the rate specified herein) have been, or contemporaneously are, paid or declared and set apart for such payment on the Series A Convertible Preferred Stock. No full dividends shall be paid or declared and set apart for payment on the Series A Convertible Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series A Convertible Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series A Convertible Preferred Stock (and interest on dividends in arrears at the rate specified herein) and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series A Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series A Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

    Any references to "distribution" contained in this Section 4 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.


                                          3.

    (b) If the Corporation elects in the exercise of its sole discretion to issue shares of Common Stock in payment of dividends on the Series A Convertible Preferred Stock, the Corporation shall issue and dispatch, or cause to be issued and dispatched, to each holder of such shares a certificate representing the number of whole shares of Common Stock arrived at by dividing the per share Computed Price of such shares of Common Stock into the total amount of cash dividends such holder would be entitled to receive if the aggregate dividends on the Series A Convertible Preferred Stock held by such holder which are being paid in shares of Common Stock; provided, however, that if certificates representing shares of Common Stock are issued and dispatched to holders of Series A Convertible Preferred Stock subsequent to the third trading day after a dividend payment date, the percentage used to calculate the Computed Price will be reduced by one percent for each trading day after the third trading day following such dividend payment date to the date of dispatch of shares of Stock. No fractional shares of Common Stock shall be issued in payment of dividends. In lieu thereof, the Corporation may issue a number of shares of Common Stock to each holder which reflects a rounding to the nearest whole number of shares of Common Stock or may pay cash. The Corporation shall not exercise its right to issue shares of Common Stock in payment of dividends on Series A Convertible Preferred Stock if:

    (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held in the Corporation's treasury, is insufficient to pay the portion of such dividends to be paid in shares of Common Stock;

    (ii) the issuance or delivery of shares of Common Stock as a dividend payment would require registration with or approval of any governmental authority under any law or regulation, and such registration or approval has not been effected or obtained;

    (iii) the shares of Common Stock to be issued as a dividend payment have not been authorized for listing, upon official notice of issuance, on any securities exchange or market on which the Common Stock is then listed; or have not been approved for quotation if the Common Stock is traded in the over-the-counter market;

    (iv) the Shares of Common Stock (A) cannot be sold or transferred without restriction by unaffiliated holders who receive such shares of Common Stock as a dividend payment or (B) are no longer listed on a national securities exchange, on the Nasdaq National Market or the Nasdaq SmallCap Market; or

    (v) the issuance of shares of Common Stock in payment of dividends on Series A Convertible Preferred Stock held by any Restricted Person (as defined in Section 9(a) hereof) would result in any Restricted Person beneficially owning more than 4.9% of the Common Stock, determined as provided in the proviso to the second sentence of Section 9(a) hereof.


                                          4.

    Shares of Common Stock issued in payment of dividends on Series A Convertible Preferred Stock pursuant to this Section shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of Common Stock of the Corporation; the issuance and delivery thereof is hereby authorized; and the dispatch thereof will be, and for all purposes shall be deemed to be, payment in full of the cumulative dividends to which holders are entitled on the applicable dividend payment date.

    "Computed Price" of shares of Common Stock on any date means 100 percent of the arithmetic average of the per share Closing Price (as defined in Section 9(b)) of the Common Stock on the five consecutive trading days ending on the fifth trading day preceding the applicable dividend payment date.

    SECTION 5. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series A Convertible Preferred Stock equal to the sum of (i) all dividends accrued and unpaid thereon to the date of final distribution to such holders, (ii) accrued and unpaid interest on dividends in arrears to the date of distribution at the rate specified in Section 4(a), and (iii) $1,000.00 (collectively, "the Liquidation Preference"), and no more, before any payment shall be made or any assets distributed to the holders of Common Stock, or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series A Convertible Preferred Stock (collectively, the "Junior Liquidation Stock"); PROVIDED, HOWEVER, that such rights shall accrue to the holders of Series A Convertible Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preference of the holders of capital stock of the Corporation ranking senior as to liquidation rights to the Series A Convertible Preferred Stock (the "Senior Liquidation Stock") are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series A Convertible Preferred Stock and any other class or series of the Corporation's capital stock having parity as to liquidation rights with the Series A Convertible Preferred Stock (the "Parity Liquidation Stock") in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation price of the shares of the Series A Convertible Preferred Stock and the Parity Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property in and of itself will be considered a liquidation, dissolution, or winding up of the Corporation.

    SECTION 6. NO MANDATORY REDEMPTION. The shares of Series A Convertible Preferred Stock shall not be subject to mandatory redemption by the Corporation.


                                          5.

         SECTION 7. NO SINKING FUND. The shares of Series A Convertible Preferred Stock shall not be subject to the operation of a purchase, retirement, or sinking fund.

         SECTION 8. OPTIONAL REDEMPTION. So long as the Corporation is in compliance in all material respects with its obligations to the holders of shares of Series A Convertible Preferred Stock (including, without limitation, its obligations under the Registration Rights Agreement between the Corporation and the holder of the Series A Convertible Preferred Stock (the "Registration Rights Agreement") and the provisions of this Certificate of Determination), the Corporation shall have the right, exercisable on not less than 15 days or more than 20 days written notice to the holders of record of the shares of Series A Convertible Preferred Stock to be redeemed, at any time on or after the date of initial issuance of shares of Series A Convertible Preferred Stock (the "Issuance Date") to redeem at any time all, and from time to time any part of the Series A Convertible Preferred Stock in accordance with this Section 8. Any notice of redemption (a "Notice of Redemption") under this Section shall be delivered to the holders of the shares of Series A Convertible Preferred Stock at their addresses appearing on the records of the Corporation; PROVIDED, HOWEVER, that any failure or defect in the giving of notice to any such holder shall not affect the validity of notice to or the redemption of shares of Series A Convertible Preferred Stock of any other holder. Any Notice of Redemption shall state (1) that the Corporation is exercising its right to redeem all or a portion of the outstanding shares of Series A Convertible Preferred Stock pursuant to this Section 8, (2) the number of shares of Series A Convertible Preferred Stock held by such holder which are to be redeemed (3) the Redemption Price (as hereinafter defined) per share of Series A Convertible Preferred Stock to be redeemed, determined in accordance with this Section and
(4) the date of redemption of such shares of Series A Convertible Preferred Stock, determined in accordance with this Section (the "Redemption Date"). On the Redemption Date, the Corporation shall make payment of the applicable Redemption Price (as hereinafter defined) to each holder of shares of Series A Convertible Preferred Stock to be redeemed to or upon the order of such holder as specified by such holder in writing to the Corporation at least one business day prior to the Redemption Date. If the Corporation exercises its right to redeem all or a portion of the outstanding shares of Series A Convertible Preferred Stock the Corporation shall make payment to the holders of the shares of Series A Convertible Preferred Stock to be redeemed in respect of each share of Series A Convertible Preferred Stock to be redeemed of an amount equal to (i) $1,150, plus all accrued but unpaid dividends to the Redemption Date on the share of Series A Convertible Preferred Stock being redeemed and accrued but unpaid interest on the dividends on the share of Series A Convertible Preferred Stock being redeemed in arrears to the Redemption Date, if the Redemption Date is before 90 days after the Issuance Date and (ii) if the Redemption Date is on or after 90 days after the Issuance Date, the greater of (a) $1,200, plus all accrued but unpaid dividends thereon and any accrued and unpaid interest on dividends thereon in arrears to the Redemption date and (b) an equal amount to the product obtained by multiplying (x) the number of shares of Common Stock which would, but for the redemption pursuant to this Section 8, be issuable on conversion in accordance with Section 9(a) of one share of Series A Convertible Preferred


                                          6.

Stock, and any accrued and unpaid dividends thereon and any accrued and unpaid interest on dividends thereon in arrears if a notice of conversion were given by the holder of such Series A Convertible Preferred Stock on the Redemption Date (determined without regard to any limitation on conversion contained in Section 9(a)) TIMES (y) the arithmetic average of the Closing Price (as defined in
Section 9(b)) of the Common Stock for the five consecutive trading days ending one trading day prior to the Redemption Date (such amount referred to in (i) or such greater amount referred to in (ii) being referred to herein as the "Redemption Price"). Upon redemption of less than all of the shares of Series
A Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three business days after surrender of such certificate to the Corporation, the Corporation shall issue a replacement certificate for the shares of Series A Convertible Preferred Stock which have not been redeemed. Only whole shares of Series A Convertible Preferred Stock may be redeemed. If the Corporation exercises its right to redeem less than all outstanding shares of Series A Convertible Preferred Stock, then such redemption shall be made, as nearly as practical, pro rata among the holders of record of the Series A Convertible Preferred Stock. No share of Series A Convertible Preferred Stock as to which the holder exercises the right of conversion pursuant to Section 9 hereof may be redeemed by the Corporation pursuant to this Section 8 on or after the date of exercise of such conversion right regardless of whether the Notice of Redemption shall have been given prior to the date of exercise of such conversion right.

    SECTION 9. CONVERSION.

    (a) CONVERSION AT OPTION OF HOLDER. The holders of the Series A Convertible Preferred Stock may, on or before two (2) years after the Issuance Date, upon surrender of the certificates therefor, convert all or any part of their shares of Series A Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. Commencing on the date which is 90 days after the Issuance Date, and at any time thereafter, each share of Series A Convertible Preferred Stock may be converted at the principal executive offices of the Corporation, the office of any transfer agent for the Series A Convertible Preferred Stock, if any, the office of any transfer agent for the Common Stock or at such other office or offices, if any, as the Board of Directors may designate, initially into such number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (x) the sum of (i) the Conversion Amount, (ii) accrued but unpaid dividends to the Conversion Date on the shares of Series A Convertible Preferred Stock being converted and (iii) accrued but unpaid interest on the dividends on the share of Series A Convertible Preferred Stock being converted in arrears to the Conversion Date by (y) the lower of (1) the product of the Conversion Percentage TIMES (B) the arithmetic average of the Closing Price of the Common Stock on the five consecutive trading days immediately preceding the Conversion Date or (2) $9.00 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalization, reclassifications and similar events occurring on or after the day of filing of this Certificate of Determination with the Secretary of State of the State of California), in each case subject to adjustment as


                                          7.

hereinafter provided (the "Conversion Rate"); PROVIDED, HOWEVER, that in no event shall any holder be entitled to convert any shares of Series A Convertible Preferred Stock in excess of that number of shares of Series A Convertible Preferred Stock upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by such holder and any person whose beneficial ownership of shares of Common Stock would be aggregated with such holder's beneficial ownership of shares of Common Stock for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulation 13D-G thereunder (each a "Restricted Person" and collectively, the "Restricted Persons") (other than shares of Common Stock deemed beneficially owned through the ownership of unconverted shares of Series A Convertible Preferred Stock) and (2) the number of shares of Common Stock issuable upon the conversion of the number of shares of Series A Convertible Preferred Stock with respect to which the determination in this proviso is being made, would result in beneficial ownership by any Restricted Person of more than 4.9% of the outstanding shares of Common Stock. For purposes of the provisio to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of the proviso to the immediately preceding sentence. The "Conversion Price" shall be equal to the Conversion Amount divided by the Conversion Rate.

    (b)  CERTAIN DEFINITIONS.

    As used herein, the "Closing Price" of any security on any date shall mean the closing bid price of such security as reported by 4:00 p.m. Eastern Time on such date on the principal securities exchange on which such security is traded.

    As used herein, the "Conversion Amount" initially shall be equal to $1,000.00, subject to adjustment as hereinafter provided.

    As used herein, "Conversion Date" shall mean the date on which the notice of conversion is actually received by the Corporation, in case of a conversion at the option of the holder pursuant to Section 9(a).

    As used herein, "Conversion Percentage" shall mean 80 percent.

    As used herein, "Registration Effective Date" shall mean, with respect to any share of Series A Convertible Preferred Stock, the date on which the Registration Statement is first ordered effective by the SEC.

    As used herein, "Registration Statement" shall mean the Registration Statement required to be filed by the Corporation with the SEC pursuant to
Section 2(a) of the Registration Rights Agreements.


                                          8.

    As used herein, "SEC" shall mean the United States Securities and Exchange Commission.

    (c) OTHER PROVISIONS. Notwithstanding anything in this Section 9 to the contrary, no change in the Conversion Amount shall actually be made until the cumulative effect of the adjustments called for by this Section 9 since the date of the last change in the Conversion Amount would change the Conversion Amount by more than 1%. However, once the cumulative effect would result in such a change, then the Conversion Rate shall actually be changed to reflect all adjustments called for by this Section 9 and not previously made.

    The holders of shares of Series A Convertible Preferred Stock at the close of business on the record date for any dividend payment to holders of Series A Convertible Preferred Stock shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof after such dividend payment record date or the Corporation's default in payment of the dividend due on such dividend payment date; PROVIDED, HOWEVER, that shares of Series A Convertible Preferred Stock surrendered for conversion during the period between the close of business on any record date for a dividend payment and the opening of business on the corresponding dividend payment date must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date if such dividend shall have been declared by the Board of Directors of the Corporation prior to the time of such surrender. A holder of shares of Series A Convertible Preferred Stock on a record date for a dividend payment who (or whose transferee) tenders any of such shares for conversion into shares of Common Stock on or after such dividend payment date will receive the dividend payable by the Corporation on such shares of Series A Convertible Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Series A Convertible Preferred Stock for conversion. Except as provided above, no adjustment shall be made in respect of cash dividends on Common Stock or Series A Convertible Preferred Stock that may be accrued and unpaid at the date of surrender for conversion.

    The right of the holders of Series A Convertible Preferred Stock to convert their shares shall be exercised by delivering to the Corporation or its agent, as provided above, a written notice, duly signed by or on behalf of the holder, stating the number of shares of Series A Convertible Preferred Stock to be converted. Promptly, but in no event later than ten business days after delivery of a notice of conversion, such holder shall surrender for such purpose to the Corporation or its agent, as provided above, certificates representing shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer. If such holder shall fail to deliver certificates representing shares to be converted in such form on or prior to such tenth business day, such notice of conversion shall not be effective, unless otherwise agreed by the Corporation, but such failure shall not affect such holder's right to convert such shares at a date after the date such notice of conversion was given. The Corporation shall pay any tax arising in connection with any conversion of shares of Series A Convertible Preferred Stock except that the Corporation shall not, however, be required to pay any income tax or any tax which may be payable in respect of any transfer involved in the issue and delivery upon conversion of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of the Series A Convertible Preferred Stock being converted, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

    The Corporation (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the conversion of the Series A Convertible Preferred Stock outstanding upon the basis hereinbefore provided are at all times reserved by the Corporation (or any successor corporation), free from preemptive rights, for such conversion, subject to the provisions of the next succeeding paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series A Convertible Preferred Stock shall be converted as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series A Convertible Preferred Stock on the new basis. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the outstanding shares of Series A Convertible Preferred Stock, the Corporation promptly shall seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

    In case of any consolidation or merger of the Corporation with any other corporation (other than a wholly-owned subsidiary of the Corporation) in which the Corporation is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that each holder of shares of Series A Convertible Preferred Stock then outstanding shall have the right thereafter to convert such shares of Series A Convertible Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or share exchange by a holder of the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer, or share exchange. If, in connection with any such consolidation, merger, sale, transfer, or share exchange, each holder of shares of Common Stock is entitled to elect to receive either securities, cash, or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of


                                         10.

Series A Convertible Preferred Stock the right to elect the securities, cash, or other assets into which the Series A Convertible Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). The Corporation shall not effect any such transaction unless the provisions of this paragraph have when complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, or share exchanges.

    If a holder shall have given a notice of conversion of shares of Series A Convertible Preferred Stock, upon surrender of certificates representing shares of Series A Convertible Preferred Stock for conversion, the Corporation shall issue and deliver to such person certificates for the Common Stock issuable upon such conversion within three business days after such surrender of certificates and the person converting shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash, or other assets as herein provided.

    No fractional shares of Common Stock shall be issued upon conversion of Series A Convertible Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Corporation at its option (a) may pay in cash an amount equal to the product of (i) the arithmetic average of the Closing Price of a share of Common Stock on the three consecutive trading days ending on the trading day immediately preceding the Conversion Date and (ii) such fraction of a share or(b) may issue an additional share of Common Stock.

    The Conversion Amount shall be adjusted from time to time under certain circumstances, subject to the provisions of the first three sentences of the first paragraph of this Section 9(c), as follows:

    (i) In case the Corporation shall issue rights or warrants on a pro rata basis to all holders of the Common Stock entitling such holders to subscribe for or purchase Common Stock on the record date referred to below at a price per share less than the average daily Closing Prices of the Common Stock on the 30 consecutive business days commencing 45 business days before the record date (the "Current Market Price") excluding, however, any rights issued pursuant to the Rights Agreement, then in each such case the Conversion Amount in effect on such record date shall be adjusted in accordance with the formula

    C(1) = C x O + N
               ______

           O + N x P
               ______

                 M


                                         11.

where

         C(1) =    the adjusted Conversion Amount

         C    =    the current Conversion Amount
         O    =    the number of shares of Common Stock outstanding on the
                   record date.
         N    =    the number of additional shares of Common Stock issuable
                   pursuant to the exercise of such rights or warrants.
         P    =    the offering price per share of the additional shares (which amount shall include amounts received by the Corporation in respect of the issuance and the exercise of such rights or warrants).
         M    =    the Current Market Price per share of Common Stock on the
                   record date.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. If any or all such rights or warrants are not so issued or expire or terminate before being exercised, the Conversion Amount then in effect shall be readjusted appropriately.

    (ii) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Junior Stock (as hereinafter defined) evidences of its indebtedness or assets (including securities, but excluding any warrants or subscription rights referred to in subparagraph (i) above and any dividend of distribution paid in cash out of the retained earnings of the Corporation), then in each such case the Conversion Amount then in effect shall be adjusted in accordance with the formula

    C(1) =    C x  M
                  ___

                M - F

where

         C(1) =    the adjusted Conversion Amount
         C    =    the current Conversion Amount
         M    =    the Current Market Price per share of Common Stock on the
                   record date mentioned below.
         F    =    the aggregate amount of such cash dividend and/or the fair market value on the record date of the assets or securities to be distributed divided by the number of shares of Common
                   Stock outstanding on the record date. The Board of Directors shall determine such fair market value, which determination shall be conclusive.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution. For purposes of this subparagraph (ii), "Junior Stock" shall include any class of capital stock ranking junior as to dividends or upon liquidation to the Series A Convertible Preferred Stock.


                                         12.

    (iii) All calculations hereunder shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

    (iv) If at any time as a result of an adjustment made pursuant to the fifth paragraph of this Section 9(c), the holder of any Series A Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive securities, cash, or assets other than Common Stock, the number or amount of such securities or property so receivable, upon conversion shall be subject to adjustment from time to time in a manner and on terms nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraphs (i) to (iii) above.

    Except as otherwise provided above in this Section 9, no adjustment in the Conversion Amount shall be made in respect of any conversion for share distributions or dividends theretofore declared and paid or payable on the Common Stock.

    Whenever the Conversion Amount is adjusted as herein provided, the Corporation shall send to each transfer agent, if any, for the Series A Convertible Preferred Stock and the Common Stock, and to the principal securities exchange, if any, on which the Series A Convertible Preferred Stock and the Common Stock is traded, or the Nasdaq National Market if the Series A Convertible Preferred Stock or Common Stock is admitted for a quotation thereon, a statement signed by the Chairman of the Board, the President, or any Vice President of the Corporation and by its Treasurer or its Secretary or an Assistant Secretary stating the adjusted Conversion Amount determined as provided in this Section 9, and any adjustment so evidenced, given in good faith, shall be binding upon all stockholders and upon the Corporation.
Whenever the Conversion Amount is adjusted, the Corporation will give notice by mail to the holders of record of Series A Convertible Preferred Stock, which notice shall be made within 15 days after the effective date of such adjustment and shall state the adjustment and the Conversion Amount. Notwithstanding the foregoing notice provisions, failure by the Corporation to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Corporation.

    Whenever the Corporation shall propose to take any of the actions specified in the fifth paragraph of this Section 9(c) or in subparagraphs(i) or (ii) of the eighth paragraph of this Section 9(c) which would result in any adjustment in the Conversion Amount under this Section 9(c), the Corporation shall cause a notice to be mailed at least 20 days prior to the date on which the books of the Corporation will close or on which a record will be taken for such action, to the holders of record of the outstanding Series A Convertible Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be.
Failure by the Corporation to mail the notice or any defect in such notice shall not affect the validity of the transaction.


                                         13.

    Notwithstanding any other provision of this Section 9, no adjustment in the Conversion Amount need be made (a) for a transaction referred to in subparagraphs (i) or (ii) of the eighth paragraph of this Section 9(c) if holders of Series A Convertible Preferred Stock are to participate in the transaction or distribution on a basis and with notice that the Board of Directors determines such transaction to be fair to the holders of the Series A Convertible Preferred Stock and appropriate in light of the basis on which holders of the Common Stock or, in the case of a transaction referred to in said subparagraph (ii), holders of Junior Stock participate in the transaction; (b) for sales of Common Stock pursuant to a plan for reinvestment of dividends and interest, PROVIDED that the purchase price in any such sale is at least equal to the fair market value of the Common Stock at the time of such purchase, or pursuant to any plan adopted by the Corporation for the benefit of its employees, directors, or consultants; or (c) after such time as a holder of shares of Series A Convertible Preferred Stock becomes entitled to receive only cash upon conversion of such shares (in which case no interest shall accrue on the amount of such cash for any period prior to the date which is three business days after surrender of the certificates for such shares for conversion).

    (d) MANDATORY CONVERSION. So long as the Corporation shall be in compliance in all material respects with its obligations to the holders of the Series A Convertible Preferred Stock (including its obligations under the Registration Rights Agreement and the provisions of this Certificate of Determination) and so long as the Registration Statement shall be effective, on the date which is 730 days after the Registration Effective Date (the "Mandatory Conversion Date") all of the shares of Series A Convertible Preferred Stock then outstanding shall be converted, in accordance with the provisions, and subject to the limitations, of Section 9(a), into shares of Common Stock to the extent the same are at such time convertible into shares of Common Stock. On the Mandatory Conversion Date, the Corporation shall mail by first class mail or otherwise deliver to each holder of Series A Convertible Preferred Stock a notice (a "Section 9(d) Notice"), which shall state (1) the number of shares of Series A Convertible Preferred Stock held by such holder which have been converted into shares of Common Stock in accordance with this Section 9(d) and
(2) the Mandatory Conversion Date. If the Corporation shall give a Section 9(d) Notice, then, unless theretofore converted by the holder in accordance herewith or redeemed by the Corporation, and so long as the Registration Statement shall remain effective on the Mandatory Conversion Date and the Corporation shall be in compliance in all material respects with its obligations to the holders of the Series A Convertible Preferred Stock (including its obligations under the Registration Rights Agreements and the provisions of this Certificate of Determination) on the Mandatory Conversion Date, then on the Mandatory Conversion Date properly set forth therein, all shares of Series A Convertible Preferred Stock which, on the Mandatory Conversion Date are convertible in accordance with Section 9(a) hereof, shall be converted into such number of shares of Common Stock as shall be determined pursuant to this Section 9 as if the conversion of such number of shares of Series A Convertible Preferred Stock were made by the holders thereof in accordance herewith and as if the Mandatory Conversion Date were the Conversion Date. Upon the surrender of certificates for shares of Series A Convertible Preferred Stock by the holder


                                         14.

after a Section 9(d) Notice is given, the Corporation shall issue and, within three trading days after such surrender, deliver to or upon the order of such holder that number of shares of Common Stock as shall be issuable in respect to the conversion of the number of shares of Series A Convertible Preferred Stock converted, together with accrued and unpaid dividends thereon to the date of conversion and accrued and unpaid interest on dividends on such shares which are in arrears, into Common Stock as shall be determined in accordance herewith.

    (e) LIMITATION ON NUMBER OF SHARES ISSUED ON CONVERSION; MANDATORY REDEMPTION. (1) Notwithstanding any other provision herein, unless the Shareholder Approval (or a waiver thereof from the National Association of Securities Dealers, Inc.) has been obtained, the Corporation shall not be required to issue upon conversion of shares of Series A Convertible Preferred Stock, more than 1,100,000 shares of Common Stock, such amount to be subject to adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date of filing of this Certificate of Determination with the Secretary of State of the State of California, upon conversion of shares of Series A Convertible Preferred Stock (the "Maximum Share Amount"). The Maximum Share Amount shall be allocated pro rata among the initial holders of the Series A Convertible Preferred Stock in the ratio that the respective number of shares of Series A Convertible Preferred Stock issued to each holder bears to 3,000 shares and each certificate for such shares initially issued shall bear a notation to that effect. Upon each surrender of a certificate for conversion of a portion of the shares of Series A Convertible Preferred Stock, the certificate issued for the unconverted balance of shares of Series A Convertible Preferred Stock represented thereby shall bear a notation as to the remaining portion of the Maximum Shares Amount allocated to the shares of Series A Convertible Preferred Stock represented by such certificate. Upon any split up of a certificate for outstanding shares of Series A Convertible Preferred Stock into two or more certificates for shares of Series A Convertible Preferred Stock (including, without limitation, in connection with a transfer thereof), each new certificate shall bear a notation as to the portion of the Maximum Share Amount allocated to conversions of the shares of Series A Convertible Preferred Stock represented by such new certificate (which shall be determined as a pro rata portion of the portion of the Maximum Share Amount represented by the certificate so split up).

    (2) The Corporation shall promptly, but in no event later than five business days after the occurrence, give notice to each holder (by first class mail, postage prepaid, at such holder's address as the same appears on the stock books of the Corporation) if on any date the Corporation would not have been required to convert shares of Series A Convertible Preferred Stock as a consequence of the limitation set forth in Section 9(e)(1) had all outstanding shares of Series A Convertible Preferred Stock been surrendered for conversion into Common Stock on such date. If the Corporation shall have given or been required to give such notice, the Corporation shall promptly, but in no event later than fifteen business days thereafter, redeem, out of funds legally available for such redemption, all or such portion of the outstanding shares of Series A Convertible Preferred Stock as shall not, on the business day prior to the date of giving notice of such redemption, be convertible into shares of Common Stock by reason of the limitations set forth in Section 9(e)(1), at a redemption price per share equal to the Redemption Price which would be payable on the date such share is redeemed pursuant to this
Section if such share were redeemed on such date pursuant to Section 8 (the "Special Redemption Price"). The Corporation shall not have the right to delay or to defer any redemption required by this Section 9(e)(2) in order to seek the Shareholder Approval unless consented to by the holders of all outstanding shares of Series A Convertible Preferred Stock.

    (3) The provisions of Section 9(e)(2) shall continue to apply notwithstanding the giving of any notice or any redemption of shares of Series A Convertible Preferred Stock pursuant thereto on any particular occasion.

    (4) Any notice of redemption (a Section 9(e) Notice") under this Section 9(e) shall be delivered to the holders of the shares of Series A Convertible Preferred Stock at their addresses appearing on the records of the Corporation; PROVIDED, HOWEVER, that any failure or defect in the giving of notice to any such holder shall not affect the validity of notice to, or the redemption of shares of Series A Convertible Preferred Stock of, any other holder. Any
Section 9(e) Notice shall state (1) that the Corporation is redeeming all or a portion of the outstanding shares of Series A Convertible Preferred Stock pursuant to this Section 9(e), (2) the number of shares of Series A Convertible Preferred Stock held by such holder which are to be redeemed, (3) that the shares are to be redeemed at the Special Redemption Price per share of Series A Convertible Preferred Stock, determined in accordance with this Section 9(e), and (4) the date of redemption of such shares of Series A Convertible Preferred Stock, determined in accordance with this Section 9(e) (the "Special Redemption Date"). On the Special Redemption Date, the Corporation shall make payment in immediately available funds, out of funds legally available for such redemption, of the applicable redemption price to each holder of shares of Series A Convertible Preferred Stock to be redeemed to or upon the order of such holder as specified by such holder in writing to the Corporation at least two business days prior to the Redemption Date. Upon redemption of less than all of the shares of Series A Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three business days after surrender of such certificate to the Corporation, the Corporation shall issue a replacement certificate for the shares of Series A Convertible Preferred Stock which have not been redeemed. Only whole shares of Series A Convertible Preferred Stock may be redeemed. If the Corporation is required to redeem less than all outstanding shares of Series A Convertible Preferred Stock, then such redemption shall be made, as nearly as practical, pro rata among the holders of record of the Series A Convertible Preferred Stock. Notwithstanding any other provision of this Certificate of Determination or any Section 9(e) Notice, no share of Series A Convertible Preferred Stock as to which the holder has exercised at any time prior to the applicable Special Redemption Date, the right of conversion pursuant to Section 9 hereof may be redeemed by the Corporation on or after the date of exercise of such conversion right (whether such conversion right is exercised prior to, on or after the giving of a Section 9(e) Notice).


                                         16.

    (5) As used in this Section 9(e), "Shareholder Approval" means the approval by a majority of the votes cast by the holders of share of Common Stock (in person or by proxy) at a meeting of the shareholders of the Corporation (duly convened at which a quorum was present), or a written consent of holders of shares of Common Stock entitled to such number of votes given without a meeting of the issuance by the Corporation of 20% or more of the outstanding Common Stock of the Corporation for less than the greater of the book or market value of such Common Stock on conversion of the Series A Convertible Preferred Stock, as and to the extent required under Section 4460(i)(1)(D) of the rules of the National Association of Securities Dealers, Inc. (or any successor or replacement provisions thereof).

    SECTION 10. VOTING RIGHTS. Except as otherwise required by law or expressly provided herein, shares of Series A Convertible Preferred Stock shall not be entitled to vote on any matter.

    The affirmative vote or consent of the holders of a majority of the outstanding shares of the Series A Convertible Preferred Stock, voting separately as a class, will be required for (1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation's Certificate of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series A Convertible Preferred Stock, or (2) the creation and issuance of any Senior Dividend Stock or Senior Liquidation Stock; PROVIDED, HOWEVER, that any increase in the authorized preferred stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend Stock and Junior Liquidation Stock or any other capital stock of the Corporation ranking on a parity with the Series A Convertible Preferred Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights.

    SECTION 11. OUTSTANDING SHARES. For purposes of this Certificate of Determination, all shares of Series A Convertible Preferred Stock shall be deemed outstanding except (i) from the date of surrender of certificates representing shares of Series A Convertible Preferred Stock for conversion into Common Stock, all shares of Series A Convertible Preferred Stock converted into Common Stock; (ii) from the date of registration of transfer, all shares of Series A Convertible Preferred Stock held of record by the Corporation or any subsidiary or Affiliate (as defined herein) of the Corporation and (iii) from the Redemption Date, all shares of Series A Convertible Preferred Stock which are redeemed, so long as in each case the Redemption Price of such shares of Series A Convertible Preferred Stock shall have been paid by the Corporation as and when required hereby. For the purposes of this Certificate of Determination, "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation. "Control" is the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.


                                         17.

    The undersigned, Norman E. Dean and Carolyn Mar, the President and Chief Executive Officer and Secretary, respectively, of Monterey Pasta Company, each declares under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing Certificate are true and correct of his or her own knowledge.


    Executed at San Francisco, California on _______________, 1996.


                                  /s/ Norman E. Dean
                                  -----------------------------------
                                  Norman E. Dean, President and Chief
                                  Executive Officer


                                  /s/ Carolyn Mar
                                  ------------------------------------
                                  Carolyn Mar, Secretary


                                         18.

                                                           ANNEX II
                                                               TO
                                                          SUBSCRIPTION
                                                           AGREEMENT

                              JOINT ESCROW INSTRUCTIONS


                                       Dated as of the date of the
                                       Subscription Agreement to Which
                                       These Joint Escrow Instructions Are
                                       Attached

Law offices of Brian W Pusch
Penthouse Suite
29 West 57th Street
New York, New York 10019

Attention: Brian W. Pusch, Esq.

Dear Sir or Madam:

    As Escrow Agent for both Monterey Pasta Company, a California corporation (the "Company"), and the purchaser of shares (the Preferred Shares") of Preferred Stock of the Company (the "Buyer"), who is named in the Subscription Agreement between the Company and the Buyer to which a copy of these Joint Escrow Instructions is attached as ANNEX II (the "Agreement"), the Escrow Agent is hereby authorized and directed to hold the documents and the funds (together with any interest thereon, the "Escrow Funds") delivered to the Escrow Agent pursuant to the terms of the Agreement, in accordance with the following instructions:

    1. After receipt of written or oral notice from the Company and the Buyer to the Escrow Agent that their respective conditions precedent to the purchase and sale of the Preferred Shares have been satisfied or waived by the Company and the Buyer, the Escrow Agent shall, after deduction of the amount referred to in the next succeeding sentence, release the Escrow Funds to or upon the order of the Company in immediately available funds and shall release the certificate for the Preferred Shares to the Buyer. After receipt of such notices, a portion of the Escrow Funds shall be released to or upon the order of the Buyer in payment of the expenses of the Buyer payable by the Company in accordance with
Section 4(h) of the Agreement in such amount as shall be specified in writing by the Buyer to the Escrow Agent prior to release of the Escrow Funds. If Escrow Funds are released to or upon the order of the Company, the amount thereof shall be reduced by all wire transfer fees in respect of release of the Escrow Funds. If the Company or the Buyer notifies the Escrow Agent that on the Closing Date (as defined in the Agreement), the conditions precedent to the obligations of the Company or the Buyer, as the case may be, under the Agreement were not satisfied or waived, then the Escrow Agent shall return the

Escrow Funds to the Buyer and shall return the certificates for the Preferred Shares to the Company. Prior to return of the Escrow Funds to the Buyer, the Buyer shall furnish such tax reporting or other information as shall be appropriate for the Escrow Agent to comply with applicable United States laws. The Escrow Agent shall deposit all funds received hereunder in the Escrow Agent's attorney escrow account at Citibank, N.A.

    2. The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, the Buyer and the Escrow Agent.

    3. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith. In no event shall the Escrow Agent incur any liability or be held responsible, if any certificate for Preferred Shares, once released from escrow hereunder, shall become lost, stolen, destroyed, mutilated or misplaced while in transit to any person, provided the Escrow Agent shall have dispatched the same by a means customarily used by the Escrow Agent.

    4. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, firm or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

    5. The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

    6. The Escrow Agent shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents or Escrow Funds deposited with or held by the Escrow Agent.

    7. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent's obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Escrow Agent has acted as legal counsel for the Buyer in connection with the transactions contemplated by the Agreement and may continue to act as legal counsel for the Buyer notwithstanding its duties as Escrow Agent hereunder.

    8. The Escrow Agent's responsibilities as Escrow Agent hereunder shall terminate if the Escrow Agent shall resign by written notice to the Company and the Buyer. In the event of any such resignation, the Buyer shall appoint a successor Escrow Agent.

    9. If the Escrow Agent reasonably requires other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

    10. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or Escrow Funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed, in its sole discretion (a) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents or Escrow Funds until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (b) at any time, to deposit the documents or Escrow Funds with any court of competent jurisdiction in the state of New York, in which event the Escrow Agent shall give notice thereof to the Buyer and the Company and shall thereupon be relieved and discharged from all further obligations hereunder.

    11. The Company and the Buyer jointly and severally agree to indemnify and hold harmless the Escrow Agent from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Escrow Agent.

    12. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or transmission by telephone line facsimile transmission or three business days after deposit in the United States Postal Service, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

CORPORATION:            At the address set forth in the introductory paragraph
                        of the Agreement

                        Attention: Chief Financial Officer
                        Facsimile No. (415) 397-7781

BUYER:                  At the address set forth in the Agreement
                        Facsimile No. (703) 476-7711

ESCROW AGENT:           Law Offices of Brian W Pusch
                        Penthouse Suite
                        29 West 57th Street
                        New York, New York 10019
                        Facsimile No. (212) 980-7055

    13. By signing these Joint Escrow Instructions, the Escrow Agent becomes a party hereto only for the purpose of these Joint Escrow instructions; the Escrow Agent does not become a party to the Agreement. The Company and the Buyer have become parties hereto by their execution and delivery of the Agreement, as provided therein.

    14. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns and shall be governed by the laws of the State of New York.

    15. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided in the Agreement.


ACCEPTED BY ESCROW AGENT:



/s/ Brian W. Pusch
- ------------------
Brian W. Pusch

                                                           ANNEX III
                                                               TO
                                                          SUBSCRIPTION
                                                           AGREEMENT

                            REGISTRATION RIGHTS AGREEMENT

    THIS REGISTRATION RIGHTS AGREEMENT, dated as of July 31, 1996 (this "Agreement"), is made by and between MONTEREY PASTA COMPANY, a California corporation (the "Company"), and the person named on the signature page hereto (the "Initial Investor").

                                 W I T N E S S E T H:

    WHEREAS, in connection with the Subscription Agreement, dated as of July
31, 1996, between the Initial Investor and the Company (the "Subscription Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Subscription Agreement, to issue and sell to the Initial Investor 3,000 shares (the "Preferred Shares") of Preferred Stock of the Company as provided in the Subscription Agreement, which shares of Preferred Stock are convertible into shares (the "Conversion Shares") of Common Stock, no par value, including the related rights issued pursuant to the Rights Agreement, dated as of May 15, 1996, between the Company and Corporate Stock Transfer, as Rights Agent, as amended from time to time in accordance with its terms (the "Rights Agreement") (such shares and rights collectively the "Common Stock") of the Company; and

    WHEREAS, to induce the Initial Investor to execute and deliver the Subscription Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws with respect to the Conversion Shares;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investor hereby agree as follows:

    1.    DEFINITIONS.

    (a) As used in this Agreement, the following terms shall have the following meanings:

    (i) "Investor" means the Initial Investor and any transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

     (ii) "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

    (iii) "Registrable Securities" means the Conversion Shares and any shares of Common Stock issuable to any Investor as a dividend on Preferred Shares.

    (iv) "Registration Statement" means a registration statement of the Company under the Securities Act.

    (b) As used in this Agreement, the term Investor includes (i) each Investor (as defined above) and (ii) each person who is a permitted transferee or assignee of the Registrable Securities pursuant to Section 9 of this Agreement.

    (c) Capitalized terms defined in the introductory paragraph or the recitals to this Agreement shall have the respective meanings therein provided. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Subscription Agreement.

    2.    REGISTRATION.

    (a) MANDATORY REGISTRATION. The Company shall prepare, and on or prior to the date which is 25 days after the date of the closing under the Subscription Agreement (the "Closing Date"), file with the SEC a Registration Statement on Form S-3 covering at least 1,100,000 shares of Common Stock as Registrable Securities, and which Registration Statement shall state that, in accordance with Rule 416 under the Securities Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Shares to prevent dilution resulting from stock splits, stock dividends or similar transactions or by reason of changes in the conversion price of the Preferred Shares in accordance with the terms thereof. If at any time the number of shares of Common Stock included in the Registration Statement required to be filed as provided in the first sentence of this Section 2(a) shall be insufficient to cover the number of shares of Common Stock issuable on conversion in full of the unconverted Preferred Shares, then promptly, but in no event later than 20 days after such insufficiency shall occur, the Company shall file with the SEC an additional Registration Statement on Form S-3 (which shall not constitute a post-effective amendment to the Registration Statement required to be filed pursuant to the first sentence of this Section 2(a)) or other applicable form covering such number of shares of Common Stock as shall be sufficient to permit such conversion. For all purposes of this Agreement (other than Section 2(c) hereof) such additional Registration Statement shall be deemed to be the Registration Statement required to be filed by the Company pursuant to Section 2(a) of this Agreement, and the Company and the Investors shall have the same rights and obligations (other than Section 2(c) hereof) with respect to such additional Registration Statement as they shall have with respect to the initial Registration Statement required to be filed by the Company pursuant to this
Section 2(a).

    (b) CERTAIN OFFERINGS. If any offering pursuant to a Registration Statement pursuant to Section 2(a) hereof involves an underwritten offering, the Investors who hold a majority in interest of the Registrable Securities subject to such underwritten offering shall have the right to select one legal counsel and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company. The Investors who hold the Registrable Securities to be included in such underwriting shall pay all underwriting discounts and commissions and other fees and expenses of such investment banker or bankers and manager or managers so selected in accordance with this Section 2(b) (other than fees and expenses relating to registration of Registrable Securities under federal or state securities laws, which are payable by the Company pursuant to Section 5 hereof) with respect to their Registrable Securities and the fees and expenses of such legal counsel so selected by the Investors.

    (c) PAYMENTS BY THE COMPANY. If the Registration Statement covering the Registrable Securities which is required to be filed by the Company pursuant to
Section 2(a) hereof is not effective within 90 days after the Closing Date, then the Company will make payments to the Initial Investor in such amounts and at such times as shall be determined pursuant to this Section 2(c). The amount to be paid by the Company to the Initial Investor shall be determined as of each Computation Date, and such amount shall be equal to (1) in the case of the first Computation Date, two percent (2%) and (2) in the case of the second Computation Date and each Computation Date thereafter, three percent (3%), in each case of the aggregate subscription price paid by the Initial Investor for the Preferred Shares pursuant to the Subscription Agreement (each, a "Periodic Amount"); PROVIDED, HOWEVER, that if any Computation Date is less than 30 days subsequent to another Computation Date (or, in case the first Computation Date is the date specified in clause (3) of the definition of Computation Date, if such Computation Date is less than 120 days after the Closing Date), then the Periodic Amount payable on the later Computation Date shall be pro rated. The Periodic Amount shall be paid by the Company within five business days after each Computation Date and shall be payable in cash; PROVIDED, HOWEVER, that the Company may elect in lieu of payment of any Periodic Amount in cash to deliver to the Initial Investor shares of Common

Stock having an Aggregate Market Value equal to the amount of the Periodic Amount if, but only if, such shares are freely tradable by the Initial Investor without any restriction under the Securities Act or any state securities or "blue sky" law.

    As used in this Section 2(c), the following terms shall have the following meanings:

    "Aggregate Market Value" of any shares of Common Stock as of any Computation Date means the product obtained by multiplying (a) such number of shares of Common Stock times (b) the Average Market Price of the Common Stock for the Measurement Period for such Computation Date.

    "Average Market Price" of any security for any period shall be computed as the arithmetic average of the closing bid of such security for each trading day in such period on the principal trading market for such security, as reported by such market.

    "Computation Date" means (1) the date which is 120 days after the Issuance Date, unless the Registration Statement theretofore has been declared effective by the SEC, (2) if the Registration Statement has not theretofore been declared effective by the SEC, each date which is 30 days after a Computation Date and
(3) if the Registration Statement has not been declared effective by the SEC within 90 days after the Issuance Date, the date on which the Registration Statement is declared effective by the SEC.

    "Measurement Period" means the period of five consecutive trading days for the Common Stock ending on (or, if such Computation Date is not a trading day, on the last trading day preceding) each Computation Date.

    (d) PIGGY-BACK REGISTRATIONS. If at any time the Company shall determine to prepare and file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act any of its equity securities, other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each Investor, who is entitled to registration rights under this Section 2(a) written notice of such determination and, if within twenty (20) days after receipt of such notice, such Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Investor requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Investor has requested inclusion hereunder. Any exclusion of Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities, in proportion to the number of Registrable Securities sought to be included by such Investors; PROVIDED, HOWEVER, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities the holders of which are not entitled by right to inclusion of securities in such Registration Statement; and PROVIDED FURTHER, HOWEVER, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement. No right to registration of Registrable Securities under this Section 2(a) shall be construed to limit any registration required under Section 2(b) hereof. The obligations of the Company under this Section 2(a) may be waived by Investors holding a majority in interest of the Registrable Securities and shall expire after the Company has afforded the opportunity for the Investors to exercise registration rights under this Section 2(a) for two registrations; PROVIDED, HOWEVER, that any investor who shall have had any Registrable Securities excluded from any Registration Statement in accordance with this Section 2(a) shall be entitled to include in an additional Registration Statement filed by the Company the Registrable Securities so excluded.

    (e) ELIGIBILITY FOR FORM S-3. The Company represents and warrants that it meets the requirements for the use of Form S-3 for registration of the sale by the Initial Investor and any Investor of the Registrable Securities and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

    3. OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registrable Securities, the Company shall:

    (a) prepare promptly and file with the SEC promptly (but in no event later than 25 days) after the Closing Date a Registration Statement with respect to all Registrable Securities, and thereafter use its best efforts to cause the Registration Statement to become effective as soon as reasonably possible after such filing, and keep the Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) 30 months after the date such Registration Statement is first ordered effective by the SEC and (ii) the date on which all Registrable Securities have been sold by the Investors under circumstances in which the buyers may resell such Registrable Securities without registration under the Securities Act, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; PROVIDED, HOWEVER, that, subject to the conditions set forth in Section 4(a) below, each Investor may notify the Company in writing that it wishes to exclude all or a portion of its Registrable Securities from such Registration Statement;

    (b) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times until such date as is the earlier of (i) 30 months after the date such Registration Statement is first ordered effective by the SEC and (ii) the date on which all Registrable Securities have been sold by the Investors under circumstances in which the buyers may resell such Registrable Securities without registration under the Securities Act, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

    (c) furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel, (1) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC and each item of correspondence from the SEC or the staff of the SEC relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment) and (2) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

    (d) use reasonable efforts to (1) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Investors who hold a majority in interest of the Registrable Securities being offered reasonably request, (2) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements, (3) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times until the such date as is the earlier of
(i) 30 months after the date such Registration Statement is first ordered effective by the SEC and (ii) the date on which all Registrable Securities have been sold by the investors under circumstances in which the buyers may resell such Registrable Securities without registration under the Securities Act, and
(4) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith or as a condition thereto to (I) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (II) subject itself to general taxation in any such jurisdiction, (III) file a general consent to service of process in any such jurisdiction, (IV) provide any undertakings that cause more than nominal expense or burden to the Company or (V) make any change in its charter or by-laws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

    (e) in the event Investors who hold a majority in interest of the Registrable Securities being offered in the offering select underwriters for the offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering;

    (f) as promptly as practicable after becoming aware of such event, notify each Investor of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

    (g) as promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriter) of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time;

    (h) permit a single firm of counsel designated as selling stockholders' counsel by the Investors who hold a majority in interest of the Registrable Securities being sold to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and shall not file any document in a form to which such counsel reasonably objects;

    (i) make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement;

    (j) at the request of the Investors who hold a majority in interest of the Registrable Securities being sold, furnish on the date that Registrable Securities are delivered to an underwriter for sale in connection with the Registration Statement (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and (ii) an opinion, dated such date, from counsel representing the Company for purposes of such Registration Statement, in form and substance as is customarily given in an underwritten public offering, addressed to the underwriters and the Investors;

    (k) make available for inspection by any Investor, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by any such Investor or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; PROVIDED, HOWEVER, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction or (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section

3(k). Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning an Investor provided to the Company pursuant to Section 4(e) hereof unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

    (l)  use its best efforts either to (i) cause all the Registrable
Securities covered by the Registration Statement to be listed on a national securities exchange and on each additional national securities exchange on which similar securities issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) secure designation of all the Registrable Securities covered by the Registration Statement as a National Association of Securities Dealers Automated Quotations System ("NASDAQ") "national market system security" within the meaning of Rule 11Aa2-1 of the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the quotation of the Registrable Securities on the NASDAQ National Market System or, if, despite the Company's best efforts to satisfy the preceding clause (i) or (ii), the Company is unsuccessful in satisfying the preceding clause (i) or (ii), to secure listing on a national securities exchange or NASDAQ authorization and quotation for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities;

    (m) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

    (n) cooperate with the Investors who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts as the case may be, as the managing underwriter or underwriters, if any, or the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request; and, within three business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an instruction in the form attached hereto as EXHIBIT 1 and an opinion of such counsel in the form attached hereto as EXHIBIT 2; and

    (o) take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of the Registrable Securities pursuant to the Registration Statement;

    4. OBLIGATIONS OF THE INVESTORS. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

    (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to each Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of the Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least fifteen (15) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor (the "Requested Information") if such Investor elects to have any of such Investor's Registrable Securities included in the Registration Statement. If within five (5) business days prior to the filing date the Company has not received the Requested Information from an Investor (a "Non-Responsive Investor"), then the Company may file the Registration Statement without including Registrable securities of such Non-Responsive Investor;

    (b) Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement;

    (c) In the event Investors holding a majority in interest of the Registrable Securities being registered determine to engage the services of an underwriter, each Investor agrees to enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement;

    (d) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or 3(g), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or 3(g) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice; and

    (e) No Investor may participate in any underwritten registration hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements approved by the Investors entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and other fees and expenses of investment bankers and any manager or managers of such underwriting and legal expenses of the underwriters applicable with respect to its Registrable Securities, in each case to the extent not payable by the Company pursuant to the terms of this Agreement.

    5. EXPENSES OF REGISTRATION. All expenses, other than underwriting fees, discounts and commissions and other fees and expenses of investment bankers and other than brokerage commissions, incurred in connection with registrations, filings or qualifications pursuant to Section 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company and the Investors, shall be borne by the Company; PROVIDED, HOWEVER, that the Investors shall bear the fees and out-of-pocket expenses of the one legal counsel selected by the Investors pursuant to Section 2(b) hereof.

    6. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

    (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor who holds such Registrable Securities, the directors, if any, of such Investor, the officers, if any, of such Investor, each person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act, any underwriter (as defined in the Securities Act) for the Investors, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, expenses or liabilities (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(d) with respect to the number of legal counsel, the Company shall reimburse the Investors and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a):(I) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (II) with respect to any preliminary prospectus shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; and (III) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

    (b) In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; PROVIDED, FURTHER, HOWEVER, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim as does not exceed the amount of the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

    (c) The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information such persons so furnished in writing by such persons expressly for inclusion in the Registration Statement.

    (d) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this
Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the Indemnified Person or the Indemnified Party, as the case may be; PROVIDED, HOWEVER, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Company shall pay for only one separate legal counsel for the Investors; such legal counsel shall be selected by the Investors holding a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

    7. CONTRIBUTION. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; PROVIDED,

HOWEVER, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

    8. REPORTS UNDER EXCHANGE ACT. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration and without imposing restrictions arising under the federal securities laws on the purchasers thereof ("Rule 144") the Company agrees to:

    (a) make and keep public information available, as those terms are understood and defined in Rule 144;

    (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

    (c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon written request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

    9. ASSIGNMENT OF THE REGISTRATION RIGHTS. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Investors to transferees or assignees of all or any portion of such securities only if: (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, and (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

    10. AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold a majority in interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

    11.  MISCELLANEOUS.

    (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

    (b) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (by hand, by courier, by telephone line facsimile transmission or other means) or sent by certified mail, return receipt requested, properly addressed and with proper postage pre-paid (i) if to the Company, at Monterey Pasta Company, 353 Sacramento Street, Suite 500, San Francisco, California 94111, Attention:
President (telephone line facsimile No. (415) 397-7781), (ii) if to the Initial Investor, at c/o Genesee Advisers, 12007 Sunrise Valley Drive, Suite 460, Reston, Virginia 22091 (telephone line facsimile No. (703) 476-7711) and (iii) if to any other Investor, at such address as such Investor shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 11(b), and shall be effective, when personally delivered, upon receipt and, when so sent by certified mail, four days after deposit with the United States Postal Service.

    (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

    (d) This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such State. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

    (e) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

    (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

    (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

    (h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

    (i) The Company acknowledges that any failure by the Company to perform its obligations under this Agreement, including, without limitation, the Company's obligations under Section 3(n), or any delay in such performance could result in both direct and consequential damages to the Investors and the Company agrees that, in addition to any other liability the Company may have by reason of any such failure or delay, the Company shall be liable for all direct and consequential damages caused by any such failure or delay. So long as the Company files a Registration Statement in a timely manner as required by Sections 2(b) and 3(a) and uses its best efforts to obtain effectiveness of such Registration Statement and otherwise complies with its obligations under this Agreement with respect to such Registration Statement, the Company shall not be deemed to be in breach of this Agreement by reason of delay in the effectiveness of such Registration Statement arising from any review thereof by the staff of the SEC, it being understood and agreed that in such case the Company shall not be liable to any Investor for consequential damages under this Section 11(i) but that in such circumstances the Company shall be obligated to make payments pursuant to Section 2(d) of this Agreement.

    (j) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of day and year first above written.

                                       MONTEREY PASTA COMPANY


                                       By
                                          --------------------------
                                          Name:
                                          Title:


                                       INITIAL INVESTOR:

                                       GFL PERFORMANCE FUND LIMITED


                                       By
                                          --------------------------
                                          Name:
                                          Title:

                                                           EXHIBIT 1
                                                               TO
                                                          REGISTRATION
                                                             RIGHTS
                                                           AGREEMENT

                                 [Company Letterhead]


[Name and address of Transfer Agent]


Ladies and Gentlemen:

    This letter shall serve as our irrevocable authorization and direction to you (1) to transfer or re-register the certificates for the shares of Common Stock, no par value (the "Common Stock"), of Monterey Pasta Company, a California corporation (the "Company"), represented by certificate numbers _____ and _____ for an aggregate of ______ shares (the "Outstanding Shares") of Common Stock presently registered in the name of [Name of Investor] upon surrender of such certificate to you, notwithstanding the legend appearing on such certificates, and (2) to issue shares (the "Conversion Shares") of Common Stock to or upon the order of the holder from time to time on conversion of the shares (the "Preferred Shares") of Series A Convertible Preferred Stock, no par value, of the Company, issued by the Company upon surrender to you by such holder for conversion of Preferred Shares. The transfer or re-registration of the certificates for the Outstanding Shares by you should be made at such time as you are requested to do so by the record holder of the Outstanding Shares. The certificate issued upon such transfer or re-registration should be registered in such name as requested by the holder of record of the certificate surrendered to you and should not bear any legend which would restrict the transfer of the shares represented thereby. In addition, you are hereby directed to remove any stop-transfer instruction relating to the Outstanding Shares. Certificates for the Conversion Shares should not bear any restrictive legend and should not be subject to any stop-transfer restriction.

    Contemporaneous with the delivery of this letter, the Company is delivering to you an opinion of __________ as to registration of the Outstanding Shares and the Conversion Shares under the Securities Act of 1933, as amended.


                                         1-1

    Should you have any questions concerning this matter, please contact me.

                                                 Very truly yours,

                                                 MONTEREY PASTA COMPANY



                                                 BY:
                                                     --------------------
                                                     Name:
                                                     Title:


                                         1-2

                                                           EXHIBIT 2
                                                               TO
                                                          REGISTRATION
                                                             RIGHTS
                                                           AGREEMENT

                                        [Date]


[Name and address
of transfer agent]


                                MONTEREY PASTA COMPANY
                                SHARES OF COMMON STOCK
                                ----------------------
Ladies and Gentlemen:

    We are counsel to Monterey Pasta Company, a California corporation (the "Company"), and we understand that [Name of Investor] (the "Holder") has purchased from the Company an aggregate of ___________ shares (the "Preferred Shares") of the Company's Series A Convertible Preferred Stock, no par value (the "Preferred Stock"). The Preferred Shares were purchased by the Holder pursuant to a Subscription Agreement, dated as of July ____, 1996, between the Holder and the Company (the "Subscription Agreement"). Pursuant to a Registration Rights Agreement, dated as of July ____ , 1996, between the Company and the Holder (the "Registration Rights Agreement") entered into in connection with the purchase by the Holder of the Preferred Shares, the Company agreed with the Holder, among other things, to register the shares of Common Stock, no par value, of the Company issuable upon conversion of the Preferred Shares (the "Conversion Shares") under the Securities Act of 1933, as amended (the "Securities Act"), upon the terms provided in the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, on ________, the Company filed a Registration Statement on Form S-3 (File No. 333- ______) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Conversion Shares, which names the Holder as a selling shareholder thereunder.

    [Other introductory and scope of examination language to be inserted]

    Based on the foregoing, we are of the opinion that the Conversion Shares have been registered under the Securities Act.


                                         2-1

                     [Other appropriate language to be included.

                                            Very truly yours,



cc: [Name of Investor]


                                         2-2

                                                           ANNEX IV
                                                               TO
                                                          SUBSCRIPTION
                                                           AGREEMENT


                                 NOTICE OF CONVERSION
                            OF CONVERTIBLE PREFERRED STOCK

TO: Monterey Pasta Company

    (1) Pursuant to the terms of the Series [X] Convertible Preferred Stock (the "Preferred Stock") , the undersigned hereby elects to convert _________ shares of the Preferred Stock into shares of Common Stock, no par value (the "Common Stock"), of Monterey Pasta Company, a California corporation (the "Company"), or such other securities into which the Preferred Stock is currently convertible.

    (2) Please issue a certificate or certificates for the number of shares of Common Stock or other securities into which such number of shares of Preferred Stock is convertible in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:


    ----------------------   -----------------------
    Name                     Name


    ----------------------   ------------------------
    Address                  Address


    ----------------------   ------------------------
    SS or Tax ID Number      SS or Tax ID Number


    (3) The Conversion Date is ________________ and the Closing Price of the Common Stock on the five consecutive trading days preceding the Conversion Date and the arithmetic average thereof are as follows:

    Date                          Closing Price
    ----                          -------------

    ________                      ______________

    ________                      ______________

    ________                      ______________

    ________                      ______________

    ________                      ______________

    Arithmetic Average: $ __________

    (4) In the event of partial exercise, please reissue an appropriate certificate for the number of shares of Preferred Stock which shall not have been converted. Capitalized terms used in this Notice of Conversion and not otherwise defined herein shall have the respective meanings provided in the Certificate of Designations for the Preferred Stock.

    (5) If the shares of Common Stock issuable upon conversion of the Preferred Stock have not been registered under the Securities Act of 1933, as amended (the "Act"), the undersigned represents and warrants that (i) the shares of Common Stock not so registered are being acquired for the account of the undersigned for investment, and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of distributing or reselling the shares of Common Stock not so registered and (ii) the undersigned is an "accredited investor" as defined in Regulation D under the Act. The undersigned further agrees that (A) the shares of Common Stock not so registered shall not be sold or transferred unless either
(i) they first shall have been registered under the Act and applicable state securities laws or (ii) the Company first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Company to the effect that such sale or transfer is exempt from the registration requirements of the Act and (B) the Company may place a legend on the certificate(s) for the shares of Common Stock not so registered to that effect and place a stop-transfer restriction in its records relating to the shares of Common Stock not so registered, all in accordance with the Certificate of Designations.



Date
     -------------------------              ----------------------------
                                            Signature of Holder must be
                                            signed exactly as name appears
                                            on the Preferred Stock
                                            Certificate.

                                                                ANNEX V
                                                                   TO
                                                              SUBSCRIPTION
                                                                AGREEMENT

                                     [LETTERHEAD]



                                    August 1, 1996



GFL Performance Fund Limited
c/o CITCO
Kaya Flamboyan 9
Curacao, Netherlands Antilles

    RE:  MONTEREY PASTA COMPANY

Ladies and Gentlemen:

    We have acted as counsel to Monterey Pasta Company, a California corporation (the "Company"), in connection with the preparation, execution and delivery of the Subscription Agreement dated as of July 30, 1996 (the "Agreement"), between the Company and GFL Performance Fund Limited, a British Virgin Islands corporation ("GFL"). All capitalized terms used herein shall, unless otherwise defined herein or the context otherwise requires, have the meanings assigned to them in the Agreement.

    In our capacity as counsel, we have examined, such corporate instruments, documents, proceedings and certificates of corporate officers as we have deemed appropriate in rendering the opinions set forth below. We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have also assumed without investigation, the accuracy of the representations, warranties and covenants as to factual matters made by the Company in the Agreement and the Registration Rights Agreement and the accuracy of representations and statements as to factual matters made by the officers and employees of the Company and by government officials.

    Whenever a statement herein is qualified by the phrase "to our knowledge," "known to us," or similar phrase, it indicates that in the course of our representation of the Company no information that would give us actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys in this firm who have rendered legal services in connection with this transaction. We have not made any independent investigation to determine the accuracy of such statement (including any search of litigation filings in any court), except as expressly described herein. No inference as to our knowledge of any matters bearing on the accuracy of such statement should be drawn from the fact of our

GFL Performance Fund Limited
August 1, 1996
Page 2


representation of the Company in other matters in which such attorneys are not involved.

    Our opinion is subject to the following qualifications:

    1. Our opinion in paragraph 2 below is subject to (a) the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect affecting creditors' rights or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law; and (b) general principles of equity, including, without limitation, (i) the effect of federal or state laws, rules or regulations and court decisions upon the enforceability of the Agreement, the Registration Rights Agreement, including but not limited to the position of the Securities and Exchange Commission that indemnification by an issuer of securities of its directors and officers and controlling persons for liabilities arising under Securities Act of 1933, as amended (the "1933 Act"), is against public policy expressed under the 1933 Act and is therefore unenforceable, and (ii) the effect of court decisions which have held that certain covenants and provisions of agreements are unenforceable where: (A) the breach of such covenants or provisions imposes restrictions or burdens upon a party and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the other party; or (B) a party's enforcement of such covenants or provisions under the circumstances would violate such party's implied covenants of good faith and fair dealing.

    2. Our opinion is limited to the effect of the laws of the State of California and the federal laws of the United States on the transaction contemplated by the Agreement and the Registration Rights Agreement, and we express no opinion as to matters governed by other laws.

    3. In making our examination of documents and instruments executed by persons or entities other than the Company, we have assumed, without investigation the power and legal capacity of each such person or other entity to enter into and perform all its obligations under such documents and instruments, the due authorization by each such other person or entity of such documents and instruments, and the due execution and delivery by each such other person or entity of such documents and instruments.

GFL Performance Fund Limited
August 1, 1996
Page 3


    4. Our opinions are limited to the matters expressly set forth in this opinion letter, and no opinion is to be implied or may be inferred beyond the matters expressly so stated.

    5. This opinion letter is dated as of the Closing Date and, therefore, relates only to events that exist as of that time. We disclaim any obligation to update this opinion letter for any events, and any changes in law or the interpretation thereof, occurring after the date of this opinion letter.

    6. Our opinion as to the good standing of the Company is based solely upon certificates from public officials, dated July 30, 1996 as to the good standing of the Company under applicable law.

    Based upon and subject to the foregoing, we are of the opinion that:

    1. The Company is a corporation duly organized, validly existing and in good standing under the laws of California and has all requisite corporate power and authority to conduct its business as now being conducted.

    2. The Company has all requisite corporate power and authority to enter into the Agreement and the Registration Rights Agreement and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. The Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and constitutes legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

    3. The Preferred Shares have been duly authorized and, when issued and paid for in accordance with the Agreement, will be validly issued, fully paid and non-assessable.

    4. The Common Shares have been duly authorized and, when issued upon conversion of the Preferred Shares in accordance with the terms thereof will be validly issued, fully paid and non-assessable.

GFL Performance Fund Limited
August 1, 1996
Page 4


    5. As of the date hereof, the authorized capital stock of the Company consisted of (a) twenty (20) million shares of Common Stock, of which, as of July 31, 1996, 8,713,911 shares are validly issued and outstanding, fully paid and non-assessable and with respect to which warrants to purchase 400,750 shares are outstanding and (b) five (5) million shares of Preferred Stock, no par value per share, of which three thousand (3,000) shares have been designated "Series A Convertible Preferred Stock" and three thousand (3,000) shares are issued and outstanding. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Shares. The Common Stock is listed for trading on the Nasdaq National Market("Nasdaq"), and, to the best of our knowledge, (a) no suspension of trading in the Common Stock is in effect or threatened, (b) the Company and the Common Stock meet the criteria for continued listing and trading on Nasdaq and (c) the Company has not been notified since January 1, 1994 by the National Association of Securities Dealers, Inc. of any failure or potential failure to meet the criteria for continued listing and trading of the Common Stock on Nasdaq.

    6. The Preferred Shares may be issued to you pursuant to the Agreement and the Common Shares may be issued to you upon conversion of the Preferred Shares, in each case without registration under the 1933 Act.

    7. No authorization or consent of, or filing with, any court, government body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders of the Company is required to be obtained or made by the Company for the issuance and sale of the Preferred Shares as contemplated by the Agreement or the issuance of the Common Shares on conversion of the Preferred Shares except such as have been obtained or made and other than such as may be required under the securities or "blue sky" laws of certain jurisdictions (as to which we express no opinion).

    8. To the best of our knowledge and except as disclosed in the documents referred to in Section 2(e) of the Agreement, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or threatened against or affecting the Company or any of its subsidiaries, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or other), results of operations or prospects of the Company and its subsidiaries taken as a whole or the transactions contemplated by the Agreement or any of the documents contemplated

GFL Performance Fund Limited
August 1, 1996
Page 5

thereby or which would adversely affect the validity or unenforceabillty of, or the authority or ability of the Company to perform its obligations under, the Agreement, or any of such other documents.

    This opinion letter is rendered solely for the benefit of GFL in connection with the above transaction. Without our prior written consent, this opinion letter may not be: (i) relied upon by any other party or for any other purpose, except that the opinions expressed in paragraphs 4 and 6 may be relied upon by Corporate Stock Transfer as Transfer Agent and Registrar for the Common Stock;
(ii) quoted in whole or in part or otherwise referred to in any report or document other than a closing memorandum relating to the subject transaction or
(iii) furnished (the original or copies thereof) to any party except in connection with the enforcement of the Agreement or in connection with the closing of the transactions contemplated by the Agreement.

                                       Very truly yours,


                                       /s/ Graham & James LLP
                                       GRAHAM & JAMES LLP